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                                                                    Exhibit 10.4





                                 PROMISSORY NOTE

$233,100                                                           July 29, 2002


FOR VALUE RECEIVED, the undersigned, Carl W. Rausch, an individual residing at 592 Pleasant Street, Belmont, MA 02478 (the "Obligor"), hereby absolutely and unconditionally promises to pay to the order of Biopure Corporation, a Delaware corporation ("Biopure"), at the office of Biopure located at 11 Hurley Street, Cambridge, MA 02141, on or before July 31, 2007, the principal sum of Two Hundred Thirty-three Thousand One Hundred Dollars ($233,100), with interest thereon, or on such part thereof as shall from time to time remain unpaid, at a rate per annum equal to the prime rate, from time to time, of Fleet Bank N.A. Overdue interest and principal shall bear interest at such prime rate plus 2%. Interest shall be paid monthly in arrears, commencing on August 29, 2002.

The Obligor has the absolute right to prepay in whole or in part the principal of this Note and any accrued interest without penalty.

If the Obligor shall fail to pay the interest due under this note for a period of 60 days after written notice of such failure has been given by certified mail, return receipt requested, sent to the address set out above or such other address as may from time to time be provided to Biopure, then, at the option of the holder, all obligations of the Obligor shall become immediately due and payable without further notice or demand and the holder of this Note shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

The Obligor will pay on demand all reasonable costs of collection and reasonable attorneys fees paid or incurred by the holder hereof in enforcing the obligations of the Obligor.

The Obligor and all endorsers, guarantors and pledgors hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices (other then the notive provided for above), in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition of release of any other party or person primarily or secondarily liable.

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THIS NOTE SHALL BE DEEMED TO TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE
WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH SUCH LAWS.

This Note amends, restates and replaces a promissory note of like tenor dated July 31, 1995, representing a replacement of a promissory note dated August 8, 1990, in the original principal amount of $700,000. By its acceptance of this note, Biopure releases and forever discharges the Obligor from all obligations under or derived from the Replacement Note or such prior note dated August 8, 1990 and agrees to promptly return to the Obligor the Replacement Note and the noted dated August 8, 1990; marked in each case as paid in full.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and the year first above written.



                                               _________________________________
                                               Carl W. Rausch

Accepted by Biopure Corporation:

By:___________________